SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                   FORM SB-2/A
                                (Amendment No. 2)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 BARRICODE, INC.
                 ______________________________________________
                 (Name of small business issuer in its charter)


           Nevada                       7372                    20-4662814
________________________________________________________________________________
  (State or jurisdiction of       (Primary Standard            (IRS Employer
      incorporation or        Industrial Classification     Identification No.)
        organization)               Code Number)


                                 BARRICODE, INC.
                             112 North Curry Street
                              Carson City, NV 89703
                                 (775) 284-3769
            ________________________________________________________
            (Address and telephone of registrant's executive office)


                             112 North Curry Street
                              Carson City, NV 89703
                                 (775) 284-3769
________________________________________________________________________________
(Address of principal place of business or intended principal place of business)
                     STATE AGENT & TRANSFER SYNDICATE, INC.


                             122 North Curry Street,
                              Carson City, NV 89703
                                 (775) 882-1013
            _________________________________________________________
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made under Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                     Proposed     Proposed
    Title of each                    maximum      maximum
    class of                         offering     aggregate    Amount of
    securities to    Amount to be    price per    offering     registration
    be registered    registered      unit [1]     price        fee [2]
    _______________________________________________________________________

    Common Stock      2,475,000       $0.025       $61,875        $6.62


[1] The offering price has been arbitrarily determined by Barricode, Inc. and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] The portion of the shares which are being offered by the Selling Security Holders has been calculated based upon Rule 457(o) under the Securities Act.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                    EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

================================================================================
Exhibit No.   Document Description
________________________________________________________________________________

3.1*          Articles of Incorporation of Barricode, Inc.
________________________________________________________________________________

3.2*          Bylaws of Barricode, Inc.
________________________________________________________________________________

5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC regarding the legality of the securities being registered.
________________________________________________________________________________

23.1*         Consent of Moore and Associates, Chartered.

================================================================================

* Incorporated by reference to the Company's SB-2 filed with the Commission on October 23, 2007


DESCRIPTION OF EXHIBITS


*Exhibit 3.1

 Articles of Incorporation of Barricode, Inc., dated April 3, 2006.

*Exhibit 3.2

 Bylaws of Barricode, Inc. approved and adopted on April 3, 2006.

 Exhibit 5.1

 Opinion of Thomas E. Puzzo, Attorney at Law, 4216 NE 70th Street Seattle, WA 98115, dated October 31, 2007, regarding the legality of the securities being registered.

*Exhibit 23.1

 Consent of Moore and Associates, Chartered Accountants, 2675 S. Jones Blvd., Suite 109, Las Vegas, NV 89146, dated October 19, 2007, regarding the use in this registration statement of their report of the auditors and financial statements of Barricode, Inc. for the period ending April 30, 2007 and July 31, 2007

*Previously filed with Form SB-2 on October 23, 2007.

                                  UNDERTAKINGS


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     c. To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold after the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchasers of the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchasers by means of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2/A. The registrant certifies further that it has authorized this registration statement and duly caused this Form SB-2/A registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario on this 31 day of October, 2007.


BARRICODE, INC.


/s/ TOM DELANEY
_____________________________
Tom Delaney
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.


Know all men by these present, that each person whose signature appears below constitutes and appoints Tom Delaney, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Form SB-2/A Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ TOM DELANEY                                                 October 31, 2007
________________________________________________________________________________
Tom Delaney
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.